UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2016

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 274-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2016, the stockholders of Sarepta Therapeutics, Inc. (the “Company”) approved the amendment and restatement of the Company’s Amended and Restated 2011 Equity Incentive Plan (the “Amended 2011 Plan”). The material terms of the Amended 2011 Plan are summarized on pages 16-25 of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 31, 2016 (the “Proxy Statement”), which description is incorporated by reference. The description of the Amended 2011 Plan is qualified in its entirety by reference to the actual terms of the plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

On June 27, 2016, the Company’s stockholders also approved the amendment and restatement of the Company’s 2013 Employee Stock Purchase Plan (the “Amended ESPP”). The material terms of the Amended ESPP are summarized on pages 26-30 of the Proxy Statement, which description is incorporated by reference. The description of the Amended ESPP is qualified in its entirety by reference to the actual terms of the plan, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Sarepta Therapeutics, Inc. Amended and Restated 2011 Equity Incentive Plan

10.2	Sarepta Therapeutics, Inc. Amended and Restated 2013 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Edward M. Kaye
Edward M. Kaye, M.D.
Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer

Date: July 1, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sarepta Therapeutics, Inc. Amended and Restated 2011 Equity Incentive Plan

10.2	Sarepta Therapeutics, Inc. Amended and Restated 2013 Employee Stock Purchase Plan